UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reports): March 20, 2018

Dominion Energy Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-36684	46-5135781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (804) 819-2000

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 20, 2018, Dominion Energy Midstream Partners, LP (the Partnership) entered into a $500,000,000 Revolving Credit Agreement (the Credit Facility) with JPMorgan Chase Bank, N.A., as Administrative Agent, Mizuho Bank, Ltd., Bank of America, N.A., The Bank of Nova Scotia and Wells Fargo Bank, N.A., as Syndication Agents, and other lenders named therein.

The Credit Facility will mature in March 2021, unless extended, and bear interest at a variable rate. The Credit Facility can be used by the Partnership to support bank borrowings and the issuance of commercial paper, as well as to support up to $250,000,000 of letters of credit.

The Credit Facility contains covenants that, in the event of default, could result in the acceleration of principal and interest payments; restrictions on distributions related to the Partnership’s equity units, including distributions, redemptions, repurchases, liquidation payments or guarantee payments; and, in some cases, termination of credit commitments unless a waiver of such requirements is agreed to by the lenders. These covenants are customary and not unique to the Credit Facility, and they include:

•	the timely payment of principal and interest;

•	information requirements, including submitting required financial reports filed with the SEC and information about changes in the Partnership’s credit ratings to lenders;

•	performance obligations, audits/inspections, continuation of the basic nature of business, restrictions on certain matters related to merger or consolidation, and restrictions on disposition of all or substantially all assets; and

•	limitations on liens.

The Partnership is required to pay annual commitment fees to maintain its access to the Credit Facility. In addition, the Credit Facility contains various terms and conditions that could affect the Partnership’s ability to borrow under the Credit Facility. They include a maximum leverage ratio of 5.00 to 1.00, or 5.50 to 1.00 for a period of time following the acquisition of certain specified assets, subject to adjustments under specified circumstances.

If the Partnership or any of its material subsidiaries, as defined in the Credit Facility, fails to make payment on various debt obligations in excess of $100,000,000, the lenders could require the Partnership to accelerate its repayment of any outstanding borrowings under the Credit Facility, and the lenders could terminate their commitments to lend funds to the Partnership.

The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the complete text of the Credit Facility, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

Exhibit No.	Description

10.1	$500,000,000 Revolving Credit Agreement, dated as of March 20, 2018, among Dominion Energy Midstream Partners, LP, JPMorgan Chase Bank, N.A., as Administrative Agent, Mizuho Bank, Ltd., Bank of America, N.A., The Bank of Nova Scotia and Wells Fargo Bank, N.A., as Syndication Agents, and other lenders named therein (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY MIDSTREAM PARTNERS, LP
Registrant

By:	Dominion Energy Midstream GP, LLC its general partner

/s/ James R. Chapman Name: James R. Chapman
Title:	Senior Vice President – Mergers & Acquisitions and Treasurer

Date: March 26, 2018